                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated March 20, 2000 on the financial statements of Guinness Telli*Phone Corporation included in and made part of the registration statement of Guinness Telli*Phone Corporation dated August 21, 2000.


August 23, 2000

/s/ Rooney Ida Nolt Ahern Accountacy Corporation
     Certified Public Accountant